Exhibit 99.3
SUBSCRIPTION AGREEMENT AND INVESTMENT SUITABILITY QUESTIONNAIRE

IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN.

Great China Mania Holdings, Inc.
Rm 1902, 19th Floor, Kodak House II
321 Java Road, North Point
Hong Kong

Re: Great China Mania Holdings, Inc. Subscription for Purchase of Common Stock

Ladies and Gentlemen:

The undersigned hereby tenders this subscription for the purchase of ______ shares (“Shares”), of the common stock (“Common Stock”) of Great China Mania Holdings, Inc., a Florida corporation (the “Company”).  A check or other form of payment payable to “Harrison Law P.A. Florida IOTA” in the amount of $____________ USD has been delivered.  By execution below, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein and in the S-1 Registration Statement and the Prospectus contained therein and filed with the Securities and Exchange Commission in complying with its obligations under applicable securities laws.

1. The undersigned acknowledges and represents as follows:

a.
That the undersigned has received and had the opportunity to review the Company’s Registration Statement, the Prospectus contained therein and other public filings and has utilized such access to the undersigned’s satisfaction; and, particularly, the undersigned has been given reasonable opportunity to ask questions of, and receive answers from the Officers and Directors of the Company concerning the terms and conditions of the offering of the Shares as set forth in the Registration Statement and the Prospectus;

b.	That the undersigned recognizes that the Shares, as an investment, involve a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company.

c.	That the shares are registered in accordance with the 1933 Securities Act, as amended and transferability of the Shares is not restricted.

2.
The undersigned represents and warrants that the undersigned comes within one of the categories of “accredited investor” marked below, and the undersigned has truthfully initialed the category which applies to the undersigned and has truthfully set forth the factual basis or reason the undersigned comes within that category.  ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information, which the Company deems necessary in order to verify the answers set forth below.

a.           Please check each of the following that applies to you:

☐	I am a natural person with a personal net worth, or joint net worth with my spouse, in excess of $1 million at the time of purchase (excluding personal residence).

☐	I am a natural person who had an individual annual income above $200,000 in each of 2013 and 2012 and I expect my annual income for 2014 to exceed $200,000.

☐	I am a natural person who had a joint annual income with my spouse above $300,000 in 2013 and 2012 and I reasonably expect such joint annual income for 2014 to exceed $300,000.

☐	I am a director or executive officer of Great China Mania Holdings, Inc.

b.
State briefly the nature of the knowledge and experience you have in financial and business matters (including your occupation) that render you capable of evaluating the merits and risks involved in purchasing securities offered by a penny stock company for investment purposes, and for which there may be a limited market for the sale of the stock.

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3.           Investor Information for Entities

a.	If the prospective investor is an entity (i.e., not a natural person), please describe the nature of the entity below (e.g., partnership, corporation, trust, etc.).
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b.           Please check each of the following that applies to the entity:

☐
Such entity is a corporation, partnership, business trust or an organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, that was not formed for the specific purpose of acquiring restricted securities for investment purposes, and that has total assets in excess of $5 million.

☐	Such entity is a corporation, partnership, business trust or an organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in which all equity owners are accredited investors.

☐
Such entity is a bank, savings and loan association or credit union, registered broker or dealer, insurance company, registered investment company, registered business development company, licensed small business investment company, employee benefit plan established and maintained by a state or its political subdivisions or any agency or instrumentality thereof that has total assets in excess of $5 million, or employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose plan fiduciary is either a bank, savings and loan association, insurance company or registered investment advisor or if the employee benefit plan has total assets in excess of $5 million, or, if a self directed plan, has investment decisions made solely by persons who come within one of the categories specified in Item 2 above.

☐	Such entity is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐
Such entity is a trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring restricted securities for investment purposes, whose acquisition of restricted securities is directed by a person who has such knowledge and experience in investment, financial and business matters that he or she is capable of evaluating the merits and risks of such an investment.  If you have checked this box, please state briefly below the nature of the knowledge and experience in financial and business matters of such person (including current occupation) on which you base the conclusions that such person is capable of evaluating the merits and risks involved in such an investment decision.

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Such entity is an entity where all of the members are natural persons with a personal net worth, or joint net worth with my spouse, in excess of $1 million at the time of purchase (excluding personal residence), or natural persons who had an individual annual income above $200,000 in each of 2010 and 2009 and I expects annual income for 2011 to exceed $200,000 or are natural persons who had a joint annual income with a spouse above $300,000 in 2010 and 2009 and I reasonably expect such joint annual income for 2011 to exceed $300,000.

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4.	By signing this questionnaire, the undersigned hereby confirms that the answers to the foregoing questions are true and complete.

If by an individual on behalf of himself or herself:

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Signature

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Print Name

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Date

If on behalf of an entity:

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Print Name of Entity

By:
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Signature of Officer, Trustee or Partner and title

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Print Name of Officer, Trustee or Partner and title

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Date

ACCEPTANCE

This Subscription Agreement is accepted as of ___________________________, 2014.

Great China Mania Holdings, Inc.
A Florida corporation

By:	___________________________
Name:	Kwong Kwan Yin Roy
Title:	President and Director